EXHIBIT 11.1

                    Computation of Net Loss Per Common Share
                    (In thousands, except per share amounts)

                                                           Year Ended December 31,
                                                     ------------------------------------
                                                        1999         1998         1997
                                                     ---------    ---------    ---------
Historical weighted average shares outstanding ...      32,923       22,927       18,871
                                                     ---------    ---------    ---------

Shares used in computing net loss per common share      32,923       22,927       18,871
                                                     =========    =========    =========

Net loss .........................................   $(104,621)   $ (67,271)   $ (37,668)
                                                     =========    =========    =========

Basic and diluted net loss per common share ......   $   (3.18)   $   (2.93)   $   (2.00)
                                                     =========    =========    =========